Exhibit 99.8

UP Fintech Holding Limited

CODE OF BUSINESS CONDUCT AND ETHICS

(Adopted by the Board of Directors of UP Fintech Holding Limited, on February 21, 2019, effective upon the effectiveness of the Company’s Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission relating to the Company’s initial public offering)

1                                         PURPOSE

This Code of Business Conduct and Ethics (the “Code”) contains general guidelines for conducting the business of UP Fintech Holding Limited, a Cayman Islands company, and its subsidiaries and consolidated affiliated entity (collectively, the “Company”) consistent with the highest standards of business ethics, and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. To the extent this Code requires a higher standard than required by commercial practice or applicable laws, rules or regulations, we adhere to these higher standards.

This Code is designed to deter wrongdoing and to promote:

a)                                     honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

b)                                     full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the U.S. Securities and Exchange Commission (the “SEC”) and in other public communications made by the Company;

c)                                      compliance with applicable laws, rules and regulations;

d)                                     prompt internal reporting of violations of the Code; and

e)                                      accountability for adherence to the Code.

2                                         APPLICABILITY

This Code applies to all directors, officers and employees of the Company, whether they work for the Company on a full-time, part-time, consultative or temporary basis (each, an “employee” and collectively, the “employees”). Certain provisions of the Code apply specifically to our chief executive officer, chief financial officer, other chief senior officers, senior finance officer, controller, vice presidents and any other persons who perform similar functions for the Company (each, a “senior officer,” and collectively, the “senior officers”).

The Board of Directors of UP Fintech Holding Limited (the “Board”) has temporarily appointed the Company’s Legal Director, as the Compliance Officer for the Company (the “Compliance Officer”). If you have any questions regarding the Code or would like to report any violation of the Code, please contact the Compliance Officer by email at Jin Wen <jinwen@itiger.com>.

3                                         CONFLICTS OF INTEREST

Identifying Conflicts of Interest

A conflict of interest occurs when an employee’s private interest interferes, or appears to interfere, in any way with the interests of the Company as a whole. An employee should actively avoid any private interest that may impact such employee’s ability to act in the interests of the Company or that may make it difficult to perform the employee’s work objectively and effectively. In general, the following should be considered conflicts of interest:

a)             Competing Business. No employee may be employed by a business that competes with the Company or deprives it of any business.

b)             Corporate Opportunity. No employee should use corporate property, information or his or her position with the Company to secure a business opportunity that would otherwise be available to the Company. If an employee discovers a business opportunity that is in the Company’s line of business through the use of the Company’s property, information or position, the employee must first present the business opportunity to the Company before pursuing the opportunity in his or her individual capacity.

c)                                                              Financial Interests.

i.                  No employee may have any financial interest (ownership or otherwise), either directly or indirectly through a spouse or other family member, in any other business or entity if such interest adversely affects the employee’s performance of duties or responsibilities to the Company, or requires the employee to devote time to it during such employee’s working hours at the Company;

ii.               No employee may hold any ownership interest in a privately held company that is in competition with the Company;

iii.            An employee may hold less than 5% ownership interest in a publicly traded company that is in competition with the Company; provided that if the employee’s ownership interest in such publicly traded company increases to 5% or more, the employee must immediately report such ownership to the Compliance Officer;

iv.           Unless pre-approved by the Compliance Officer, no employee may hold any ownership interest in a company that has a business relationship with the Company if such employee’s duties at the Company include managing or supervising the Company’s business relations with that company; and

v.              Notwithstanding the other provisions of this Code,

1)       a director or any family member of such director (collectively, “Director Affiliates”) or a senior officer or any family member of such senior officer (collectively, “Officer Affiliates”) may continue to hold his or her investment or other financial interest in a business or entity (an “Interested Business”) that:

a.                                      was made or obtained either (x) before the Company invested in or otherwise became interested in such business or entity; or (y) before the director or senior officer joined the Company (for the avoidance of doubt, regardless of whether the Company had or had not already invested in or otherwise become interested in such business or entity at the time the director or senior officer joined the Company); or

b.                                      may in the future be made or obtained by the director or senior officer, provided that at the time such investment or other financial interest is made or obtained, the Company has not yet invested in or otherwise become interested in such business or entity;

provided that such director or senior officer shall disclose such investment or other financial interest to the Board;

2)       an interested director or senior officer shall refrain from participating in any discussion among senior officers of the Company relating to an Interested Business and shall not be involved in any proposed transaction between the Company and an Interested Business; and

3)       before any Director Affiliate or Officer Affiliate (i) invests, or otherwise acquires any equity or other financial interest, in a business or entity that is in competition with the Company; or (ii) enters into any transaction with the Company, the related director or senior officer shall obtain prior approval from the Audit Committee of the Board.

For purposes of this Code, a company or entity is deemed to be “in competition with the Company” if it competes with the Company’s business of providing brokerage, online securities services and/or any other business in which the Company is engaged.

d)             Service on Boards and Committees. No employee shall serve on a board of directors or trustees or on a committee of any entity (whether profit or not-for-profit) whose interests could reasonably be expected to conflict with those of the Company. Employees must obtain prior approval from the Board before accepting any such board or committee position. The Company may revisit its approval of any such position at any time to determine whether an employee’s service in such position is still appropriate.

The above is in no way a complete list of situations where conflicts of interest may arise. The following questions might serve as a useful guide in assessing a potential conflict of interest situation not specifically addressed above:

a)                                                             Is the action to be taken legal?

b)                                                             Is it honest and fair?

c)                                                              Is it in the best interests of the Company?

Disclosure of Conflicts of Interest

The Company requires that employees fully disclose any situations that could reasonably be expected to give rise to a conflict of interest. If an employee suspects that he or she has a conflict of interest, or a situation that others could reasonably perceive as a conflict of interest, the employee must report it immediately to the Compliance Officer. Conflicts of interest may only be waived by the Board, or the appropriate committee of the Board, and will be promptly disclosed to the public to the extent required by law and applicable rules of the Nasdaq Global Select Market.

Family Members and Work

The actions of family members outside the workplace may also give rise to conflicts of interest because they may influence an employee’s objectivity in making decisions on behalf of the Company. If a member of an employee’s family is interested in doing business with the Company, the criteria as to whether to enter into or continue the business relationship and the terms and conditions of the relationship must be no less favorable to the Company compared with those that would apply to an unrelated party seeking to do business with the Company under similar circumstances.

Employees should report any situation involving family members that could reasonably be expected to give rise to a conflict of interest to their supervisor or the Compliance Officer. For purposes of this Code, “family members” or “members of employee’s family” include an employee’s spouse, siblings, parents, in-laws and children.

4                                         GIFTS AND ENTERTAINMENT

All employees are required to comply with the Anti-Corruption and Business Conduct Policy of the Company regarding gifts, meals and entertainment. A copy of such policy is attached hereto as Schedule A.

5                                         PROTECTION AND USE OF COMPANY ASSETS

Employees should protect the Company’s assets and ensure their efficient use for legitimate business purposes only. Theft, carelessness and waste have a direct impact on the Company’s profitability. Any use of the funds or assets of the Company, whether for personal gain or not, for any unlawful or improper purpose is strictly prohibited.

To ensure the protection and proper use of the Company’s assets, each employee should:

a)                                                             Exercise reasonable care to prevent theft, damage or misuse of Company property;

b)                                                             Promptly report any actual or suspected theft, damage or misuse of Company property;

c)                                                              Safeguard all electronic programs, data, communications and written materials from unauthorized access; and

d)                                                             Use Company property only for legitimate business purposes.

Except as approved in advance by the Chief Executive Officer or Chief Financial Officer of the Company, the Company prohibits political contributions (directly or through trade associations) by any employee on behalf of the Company. Prohibited political contributions include:

a)                                                             any contributions of the Company’s funds or other assets for political purposes;

b)                                                             encouraging individual employees to make any such contribution; and

c)                                                              reimbursing an employee for any political contribution.

6                                         INTELLECTUAL PROPERTY AND CONFIDENTIALITY

Employees should abide by the Company’s rules and policies in protecting the intellectual property and confidential information, including the following:

a)             All inventions, creative works, computer software, and technical or trade secrets developed by an employee in the course of performing the employee’s duties or primarily through the use of the Company’s assets or resources while working at the Company shall be the property of the Company.

b)             Employees should maintain the confidentiality of information entrusted to them by the Company or the entities with which the Company has business relationships, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to the company or its business associates, if disclosed.

c)              The Company maintains a strict confidentiality policy. During an employee’s term of employment with the Company, the employee shall comply with any and all written or unwritten rules and policies concerning confidentiality and shall fulfill the duties and responsibilities concerning confidentiality applicable to the employee.

d)             In addition to fulfilling the responsibilities associated with his or her position in the Company, an employee shall not, without obtaining prior approval from the Company, disclose, announce or publish trade secrets or other confidential business information of the Company, nor shall an employee use such confidential information outside the course of his or her duties to the Company.

e)              Even outside the work environment, an employee must maintain vigilance and refrain from disclosing important information regarding the Company or its business, business associates or employees.

f)               An employee’s duty of confidentiality with respect to the confidential information of the Company survives the termination of such employee’s employment with the Company for any reason until such time as the Company discloses such information publicly or the information otherwise becomes available in the public sphere through no fault of the employee.

g)              Upon termination of employment, or at such time as the Company requests, an employee must return to the Company all of its property without exception, including all forms of medium containing confidential information, and may not retain duplicate materials.

7                                         ACCURACY OF FINANCIAL REPORTS AND OTHER PUBLIC COMMUNICATIONS

Upon the completion of the Company’s initial public offering, the Company will be required to report its financial results and other material information about its business to the public and the SEC. It is the Company’s policy to promptly disclose accurate and complete information regarding its business, financial condition and results of operations. Employees must strictly comply with all applicable standards, laws, regulations and policies for accounting and financial reporting of transactions, estimates and forecasts. Inaccurate, incomplete or untimely reporting will not be tolerated and can severely damage the Company and result in legal liability.

Employees should be on guard for, and promptly report, any possibility of inaccurate or incomplete financial reporting. Particular attention should be paid to:

a)    Financial results that seem inconsistent with the performance of the underlying business;

b)    Transactions that do not seem to have an obvious business purpose; and

c)              Requests to circumvent ordinary review and approval procedures.

The Company’s senior financial officers and other employees working in the finance department have a special responsibility to ensure that all of the Company’s financial disclosures are full, fair, accurate, timely and understandable. Any practice or situation that might undermine this objective should be reported to the Compliance Officer.

Employees are prohibited from directly or indirectly taking any action to coerce, manipulate, mislead or fraudulently influence the Company’s independent auditors for the purpose of rendering the financial statements of the Company materially misleading. Prohibited actions include but are not limited to:

a)    issuing or reissuing a report on the Company’s financial statements that is not warranted in the circumstances (due to material violations of U.S. GAAP, generally accepted auditing standards or other professional or regulatory standards);

b)    not performing audit, review or other procedures required by generally accepted auditing standards or other professional standards;

c)              not withdrawing an issued report when withdrawal is warranted under the circumstances; or

d)    not communicating matters required to be communicated to the Company’s Audit Committee.

8                                         COMPANY RECORDS

Accurate and reliable records are crucial to the Company’s business and form the basis of its earnings statements, financial reports and other disclosures to the public. The Company’s records are a source of essential data that guides business decision-making and strategic planning. Company records include, but are not limited to, booking information, payroll, timecards, travel and expense reports, e-mails, accounting and financial data, measurement and performance records, electronic data files and all other records maintained in the ordinary course of business.

All Company records must be complete, accurate and reliable in all material respects. There is never an acceptable reason to make false or misleading entries. Undisclosed or unrecorded funds, payments or receipts are strictly prohibited. An employee is responsible for understanding and complying with the Company’s record keeping policy. An employee should contact the Compliance Officer if he or she has any questions regarding the record keeping policy.

9                                         COMPLIANCE WITH LAWS AND REGULATIONS

Each employee has an obligation to comply with the laws of the cities, provinces, regions and countries in which the Company operates. This includes, without limitation, laws covering commercial bribery and kickbacks, patents, copyrights, trademarks and trade secrets, information privacy, insider trading, offering or receiving gratuities, employment harassment, environmental protection, occupational health and safety, false or misleading financial information, misuse of corporate assets and foreign currency exchange activities. Employees are expected to understand and comply with all laws, rules and regulations that apply to their positions at the Company. If any doubt exists about whether a course of action is lawful, the employee should seek advice immediately from the Compliance Officer.

10                                  DISCRIMINATION AND HARASSMENT

The Company is firmly committed to providing equal opportunity in all aspects of employment and will not tolerate any illegal discrimination or harassment based on race, ethnicity, religion, gender, age, national origin or any other protected class. For further information, employees should consult the Compliance Officer.

11                                  FAIR DEALING

Each employee should endeavor to deal fairly with the Company’s customers, suppliers, competitors and employees. None should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any other unfair-dealing practice.

12                                  HEALTH AND SAFETY

The Company strives to provide employees with a safe and healthy work environment. Each employee has responsibility for maintaining a safe and healthy workplace for other employees by following environmental, safety and health rules and practices and reporting accidents, injuries and unsafe equipment, practices or conditions. Violence or threats of violence are not permitted.

Each employee is expected to perform his or her duty to the Company in a safe manner, not under the influence of alcohol, illegal drugs or other controlled substances. The use of illegal drugs or other controlled substances in the workplace is prohibited.

13                                  VIOLATIONS OF THE CODE

All employees have a duty to report any known or suspected violation of this Code, including any violation of laws, rules, regulations or policies that apply to the Company. Reporting a known or suspected violation of this Code by others will not be considered an act of disloyalty, but an action to safeguard the reputation and integrity of the Company and its employees.

If an employee knows of or suspects a violation of this Code, it is such employee’s responsibility to immediately report the violation to the Compliance Officer, who will work with the employee to investigate his or her concern. All questions and reports of known or suspected violations of this Code will be treated with sensitivity and discretion. The Compliance Officer and the Company will protect the employee’s confidentiality to the extent possible, consistent with the law and the Company’s need to investigate the employee’s concern.

It is the Company’s policy that any employee who violates this Code will be subject to appropriate discipline, including termination of employment, based upon the facts and circumstances of each particular situation. An employee’s conduct, if it does not comply with the law or with this Code, can result in serious consequences for both the employee and the Company.

The Company strictly prohibits retaliation against an employee who, in good faith, seeks help or reports known or suspected violations. An employee inflicting reprisal or retaliation against another employee for reporting a known or suspected violation will be subject to disciplinary action, including termination of employment.

14                                  WAIVERS OF THE CODE

Waivers of this Code will be granted on a case-by-case basis and only in extraordinary circumstances. Waivers of this Code may be made only by the Board, or the appropriate committee of the Board, and may be promptly disclosed to the public if so required by applicable laws and regulations and rules of the Nasdaq Global Select Market.

15                                  CONCLUSION

This Code contains general guidelines for conducting the business of the Company consistent with the highest standards of business ethics. If employees have any questions about these guidelines, they should contact the Compliance Officer. We expect all employees to adhere to these standards. Each employee is separately responsible for his or her actions. Conduct that violates the law or this Code cannot be justified by claiming that it was ordered by a supervisor or someone in higher management positions. If an employee engages in conduct prohibited by the law or this Code, such employee will be deemed to have acted outside the scope of his or her employment. Such conduct will subject the employee to disciplinary action, including termination of employment.

Schedule A     Anti-Corruption and Business Conduct Policy

Dear Colleagues,

At UP Fintech Holding Limited (the “Company”), we are committed to the highest standards of integrity and ethical business conduct.  As part of that commitment, we have adopted an Anti-Corruption Program which makes clear that we will strictly comply with all applicable anti-corruption laws.  This includes, but is not limited to, the People’s Republic of China Criminal Law (“PRC Criminal Law”) and the People’s Republic of China Anti-Unfair Competition Law (“PRC Anti-Unfair Competition Law”), the Foreign Corrupt Practices Act (“FCPA”), the United Kingdom Bribery Act (“UKBA”), and anti-bribery legislation enacted by each signing country in accordance with the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”).

Under those laws and the Company policy, it is strictly prohibited for any employee of the Company, or any individual or entity working on the Company’s behalf (including representatives, agents, consultants, distributors and those employed by or working on behalf of international subsidiaries or international affiliates), to attempt to induce anyone unlawfully for the benefit of the Company.

The Company’s compliance policies prohibit any employee, subcontractor, representative, agent, consultant, or distributor, from offering, paying, promising to pay, accepting, agreeing to accept, or authorizing the payment of, any money or anything of value, directly or indirectly, to (or from) anyone, in order to secure an improper advantage or induce conduct that amounts to a breach of an expectation that a person will act in good faith, impartially, or in accordance with a position of trust.  These types of payments are in violation of our policies and will not be tolerated.

You are required to read the attached Anti-Corruption and Business Conduct Policy and abide by its terms.  Through this Policy, the Company will actively and closely monitor the adherence of all of its employees, agents, consultants, distributors, and intermediaries worldwide to the PRC Criminal Law, PRC Anti-Unfair Competition Law, the FCPA, the U.K. Bribery Act, and all other international and PRC anti-corruption laws.  While the FCPA is a United States statute, and the U.K. Bribery Act is a United Kingdom statute, they apply to the Company’s business activities globally.

In addition, in an effort to ensure that our policies and procedures are “state of the art,” we will be undertaking to develop and implement anti-corruption procedures and training around the globe.

As new procedures are being implemented, it is important that you keep in close contact with the Legal Department and strictly follow the relevant workflow procedures before providing anything of value to an individual employed by a government sponsored system or facility.

The Company has set up the following toll-free helpline, 010-56813666-3526.  The Company will promptly review all reports made and will not tolerate any kind of retaliation for reports or complaints made in good faith.

If you have any further questions or concerns, as always, please feel free to contact the Legal Department (Wen Jin: 010-56813666-3526). Thank you for your commitment to this policy.

Tianhua Wu / 巫天华

CEO and Director, UP Fintech Holding Limited/ 首席执行官和董事

GENERAL PRINCIPLES

The purpose of this policy is to help you understand and comply with: (i) the People’s Republic of China Criminal Law (“PRC Criminal Law”), the People’s Republic of China Anti-Unfair Competition Law (“PRC Anti-Unfair Competition Law”), the Provisional Regulations regarding Prohibition of Commercial Bribery and all other applicable laws, regulations and judicial interpretations in respect of anti-corruption in the People’s Republic of China (“PRC”) (collectively referred to as “PRC Anti-Corruption Laws”), (ii) the Foreign Corrupt Practices Act (“FCPA”) of the United States, the United Kingdom Bribery Act (“UKBA”), the anti-bribery legislation enacted by each signing country in accordance with the Organization for Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (“OECD Convention”) and other jurisdiction’s anti-corruption laws that prohibit the offer, promise or payment of anything of value to obtain or retain business or obtain an improper advantage, and (iii) the requirements of UP Fintech Holding Limited (the “Company”) regarding our conduct with agents (including consultants), business partners, customers and vendors. The Company’s policies are set out below.

We expect and require you to comply with these laws and our policies which are designed to protect you and the Company from potential liabilities and penalties. Failing to follow these laws and policies may result in any number of serious consequences, including probation, suspension without pay, reduction in salary, termination of employment and restitution, as well as civil and criminal fines and imprisonment.

WE REQUIRE ETHICAL PRACTICES

We will adhere to ethical practices in our business and not attempt to improperly influence others (directly or indirectly) by paying or accepting bribes or kickbacks in any form. We do not permit Company funds, assets or property to be used to benefit any individuals, including government officials, our customers, contractors and suppliers illegally or in ways that violate this policy.

It is our policy to:

•                  Conduct our business in a manner designed to maintain a culture of honesty and opposition to fraud and corruption;

•                  Maintain the highest moral, ethical and social standards in our business and activities;

•                  Maintain proper business relationships with all individuals, including government officials, regardless of whether such relationships are direct or indirect;

•                  Require our agents, distributors and consultants to comply with this policy; and

•                  Enforce this policy with appropriate disciplinary measures, up to and including termination of employment or contracts.

CONTENTS

Our policy is organized and explained in four sections:

1.              The Anti-Corruption Laws of the People’s Republic of China, the United States Foreign Corrupt Practices Act and the UK Bribery Act

2.              Gifts and Entertainment to/from Government Officials

3.              Agents — who they are and what the Company requires of them

4.              Training, Policy Distribution, Oversight, and Review

We have included questions and answers in each section to help you understand the application of these laws and our policies.

CONTACT INFORMATION

If you have any questions, please contact the Legal Department (Wen Jin: 010-56813666-3526).

In addition, the Company has established a “HELPLINE” for reporting of any violations of its Code of Conduct. The contact information is as follows:

China: 010-56813666-3526

International: 011-010-56813666-3526 (you may call this number collect)

SECTION 1

PEOPLE’S REPUBLIC OF CHINA

Anti-corruption laws in the PRC are composed of the PRC Criminal Law, the PRC Anti-Unfair Competition Law, the Provisional Regulations Regarding Prohibition of Commercial Bribery and all other applicable laws, regulations and judicial interpretations in respect of anti-corruption and anti-bribery in the PRC.  These laws cover both public and private sector bribery and prohibit both giving and receiving bribes.

1                                         Domestic Bribery of Public Officials

In the PRC, it is an offence for any individual or entity to give any state functionary or state-owned entity money or property in order to secure an illegitimate benefit, or for any state functionary to solicit or accept money or property to provide benefits (whether improper or not).  State functionaries include:

•                  Officials in a position of public authority in a government agency;

•                  A person in a position of public authority in a state-owned company, enterprise, institution, or organization;

•                  A person assigned by a government agency or state-owned enterprise, company, institution, or organization to a position of public authority in a non-state-owned company, enterprise, institution, or organization; and

•                  Other persons in a position of public authority granted by law (including, but not limited to, representatives in the People’s Congress).

“Money or property” includes more than just cash payments.  Prohibited gifts include home renovations, pre-paid membership cards, gift cards or coupons, payments of travel expenses, bank cards with pre-loaded credit and payment through social media applications (e.g. peer-to-peer money transfers and WeChat “Hongbao”).  Other judicial interpretations have extended the definition to sales of property at unreasonably low prices, transfers or grants of equity without proper consideration, payments disguised as gambling losses, and bribes to family members of officials.   Any gifts that may influence the performance of public duties of an official within the government are prohibited, regardless of value.  Gifts given for other purposes are restricted to the extent they do not exceed amounts provided for by local rules and include varying local registration and handing over requirements.

2                                         Domestic Commercial Bribery

In addition to the criminal liabilities on commercial bribery set forth in the PRC Criminal Law, the PRC Anti-Unfair Competition Law prohibits a business operator from bribing any of the following entities or individuals, by money, property or other means, in order to seek a transaction opportunity or competitive advantage:

•                  any employee of the counterparty to a transaction;

•                  any entity or individual authorized by the counterparty to a transaction to handle relevant affairs; and

•                  any entity or individual that is likely to take advantage of powers or influence to affect a transaction.

An employee’s misconduct is attributable to the employer, unless the employer can prove that such misconduct is not related to seeking business opportunities or competitive advantages for the employer.

“Money or property” includes cash and other objects in the name of promotional fees, research fees, consultation fees, etc.  “Other means” include provision of all kinds of overseas and domestic travels of various descriptions, inspection tours, etc.

The PRC Anti-Unfair Competition Law and the Provisional Regulation Regarding Prohibition of Commercial Bribery prohibit accepting or offering kickbacks which are not recorded on company books and forging records in connection with bribes (e.g., disguising a bribe as a “marketing fee”, “research fee” or “commission”).  These regulations provide administrative penalties (including fines, confiscation of illegal gains and revocation of business license) for the offer or receipt of a bribe in the commercial context, even where the amount is insufficient to trigger the PRC Criminal Law.

The Provisional Regulations regarding Prohibition of Commercial Bribery also generally prohibits benefits given to the other party in a transaction, regardless of the nature of the person/entity receiving such benefits. With respect to the value, it permits small-value promotional gifts in accordance with commercial custom.

3                                         Foreign Bribery

In early 2011, the PRC Criminal Law was amended to similarly prohibit giving “property to any foreign public official or official of an international public organization” for the “purpose of seeking illegitimate commercial benefit.”  The change allows PRC citizens, foreign nationals within China, PRC companies, representative offices in the PRC and joint ventures with PRC companies to be prosecuted under PRC law for payment of bribes to non-PRC government officials.

4                                         Record Keeping Provisions

PRC law requires that accounting books and records be accurate and complete and authorizes the Ministry of Finance to administer penalties for untrue financial statements.  Where a company gives a discount to the transaction counterparty or pays a commission to an intermediary, it shall accurately recorded on the books and records.  Companies are also required to develop accounting policies in accordance with the rules set forth by the Ministry of Finance, to prepare financial statements at the end of every year, and to have financial statements audited by accredited auditors.  PRC law criminalizes the delivery of untrue financial statements that cause severe losses to shareholders or third parties.

THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT

The Company and its Agents (as defined below) will abide by the provisions of the FCPA. The FCPA prohibits:

•                  offering, giving or promising to give anything of value;

•                  to a non-U.S. government official1;

•                  to obtain or retain business, or obtain any improper business advantage.

The Company, including the Company’s U.S.-based affiliates, must:

•                  keep accurate and complete books and records, and

•                  maintain proper internal accounting controls.

Penalties for violating the FCPA’s anti-bribery provisions are severe:

•                  For companies — up to $2 million in fines for each violation or twice the value obtained or loss avoided, whichever is greater; and

•                  For individuals — up to $100,000 in fines and imprisonment up to 5 years for each violation.

The Company cannot reimburse any fines assessed against individuals and there are even greater penalties for willful violations of the FCPA’s accounting provisions.

What is “anything of value”?

It means anything that has value to the recipient. In addition to items such as cash and gifts, it can also include things such as:

•                  job or internship offers to non-U.S. government officials and employees at nationally-owned companies, their family members, and friends;

•                  meals, entertainment (e.g., off-site leisure activities, concerts, golf), payment of travel expenses (however, there are limited exceptions for legitimate business purposes, see below); and

•                  contributions to a political party or charity.2

There is no minimum threshold in determining value.

Any request by a non-U.S. government official for a donation to a political party or charity must be reported to the Legal Department and go through the relevant workflow process.  Such donations may not be made without the prior workflow process which should include the Legal Department.

It is important to remember that “anything of value” can include things that benefit a non-U.S. government official’s family members or friends. For example, paying for travel expenses of an official’s relative or making donations to a local school attended by a family member of such an official would be of value to that official. Likewise, a donation to a charity run by or benefitting an official, an official’s spouse or close friend would be of value to such an official. If you have any questions, you should contact the Company’s Legal Department.

1  There are separate U.S. and state criminal laws prohibiting bribes to U.S. federal and state officials.

2  There are separate U.S. and state laws prohibiting foreign individuals from making contributions to U.S. candidates and election campaigns.

Who are “non-U.S. government officials”?

They are individuals who:

•                  work for (or on behalf of) non-U.S. state-owned or state-controlled entities, even if the person and entity are performing what we consider commercial functions (e.g., state-run oil companies, state-owned hospitals, etc.); or

•                  work for (or on behalf of) a non-U.S. government or any of its agencies, whether they have been appointed or elected (e.g., members of the Ministry of Commerce); or

•                  are candidates for non-U.S. political office, work for political parties or their officials, or a political party itself; or

•                  work for public international organizations (e.g., the United Nations, World Bank or World Health Organization).

Always consult with the Legal Department if you are unsure as to whether a particular company is owned or controlled by a government entity, as ownership interests can change over time. You should treat all individuals (regardless of title or rank) who work for or represent these or similar companies as non-U.S. government officials.

What does “obtain or retain business” mean?

Almost everything the Company does in a particular area is probably related to obtaining or retaining our business there, which is why it is so important that we strictly comply with the FCPA.

Obtaining or retaining business is not limited to contract negotiations or awards — in one recent case the court held “obtaining or retaining business” could even cover activities such as paying bribes to tax officials in order to reduce customs and tax liabilities.  It could also include activities with purpose of preventing or avoiding adverse government action.

Record Keeping Requirements

It is important that we maintain complete books, records, and accounts that, in reasonable detail, accurately and fairly reflect all transactions, including all expenses, disbursements, receipts, and the disposition of assets. We require that you completely and accurately record all transactions involving government officials (regardless of the amount involved) so that the purpose and amount of such payments are clear. Making false, misleading or artificial entries in the Company’s books and records is a violation of this policy and FCPA.

UNITED KINGDOM BRIBERY ACT

The U.K. Bribery Act prohibits every company which does business with connections to the U.K. and its employees and representatives from giving, offering, or promising bribes to any other person; requesting, agreeing to receive, or accepting bribes from any other person; and bribing foreign officials.  Additionally, companies may be held liable for failing to prevent a person associated with the Company from committing offenses under the Act.

The UKBA is even broader than the FCPA in several ways:

•                  It prohibits pure commercial bribery (i.e., giving bribes to anyone—not only government officials—is illegal),

•                  It criminalizes both receiving a bribe and giving a bribe,

•                  It provides for no exceptions (i.e., facilitating payments are not permissible), and

•                  It creates strict liability for a company that fails to prevent “associated persons” (i.e., any employee, agents, or subsidiary performing services on the company’s behalf) from paying a bribe.

Penalties for violating the UKBA are severe:

•                  For companies — unlimited fines.

•                  For individuals — up to ten (10) years imprisonment per offense for responsible persons.

SECTION 2

GIFTS AND ENTERTAINMENT TO/FROM GOVERNMENT OFFICIALS

The Provisional Regulations Regarding Prohibition of Commercial Bribery of the PRC, the FCPA and the U.K. Bribery Act allow for small gifts, non-extravagant entertainment or similar items of nominal value.  This policy recognizes that polite conduct of business in certain countries may require you to make or accept token offerings or non-extravagant entertainment to/from government officials and private persons.

Below is information on providing and accepting gifts and entertainment to/from government officials (including employees of state owned companies).

What types of meals and entertainment can I provide and accept to/from government officials?

You may accept and provide reasonable meals and entertainment to/from government officials in very limited situations, when each of these three conditions are met:

1.              the expenses are reasonable, bona fide and related to a legitimate business purpose;

2.              the expenses are properly documented and recorded in the Company’s books; and

3.              there is no improper motive involved and such meals or entertainment are legal under the local laws.

It is customary to give small gifts to our customers in the industry.  Is this permissible?

Giving and receiving nominal gifts may be appropriate, provided they are reasonable and customary, do not violate local law, and have been approved by the relevant workflow procedures which include the Legal Department in advance.  However, giving or receiving a gift in exchange for an advantage to the Company is prohibited.  Additionally, gifts of cash or cash equivalent (e.g., gift certificates) are never permissible.

Can we pay for customer travel?

On a case-by-case basis, the Company may approve paying for travel or related expenses for government officials which meet the following requirements:

1.              the expenses are directly related to either: (i) promoting, demonstrating, or explaining our business, products and services, or (ii) the execution of a contract with a government or agency;

2.              the expenses do not cover any government officials’ personal travel that may be part of or supplementary to the paid travel;

3.              the expenses are reasonable and bona fide;

4.              the expenses are properly documented and recorded in the Company’s books; and

5.              there is no improper motive involved and the payment of such expenses are legal under the local laws.

However, prior to offering any invitation to such an event, Company policy requires that you:

1.              submit a detailed, written plan describing the event, its agenda, its purpose, and a list of potential attendees who have or have not been selected by the Company, to the Legal Department;

2.              state the event’s estimated costs, which must be reasonable and competitively priced;

3.              confirm that travel reimbursement will be made directly to the providers (i.e. airline, hotel, etc.), or state the reasons why this is not feasible, and certify that no per diem will be provided;

4.              advise whether any items such as Company pens, shirts, or other logo items will be given at the event (if so, they must be documented, reasonable, and of nominal value); and

5.              obtain the written approval through the relevant workflow procedures which should include the Legal Department and the person in charge of your line of business.

What are the procedures for approving government related expenses?

In general, an employee may not reimburse any gifts, entertainment, travel and other expenses involving government officials by himself or herself without seeking reimbursement from the Company, because these payments may still violate anti-corruption laws.  These expenses must be approved before it is made, following the procedures below:

1.              The requesting employee must complete the form included as Annex I of this policy and submit it to his supervisor for evaluation via work flow.

2.              The supervisor must sign the statement of business necessity and forward the form to John Fei ZENG.

3.              Before approving a request, John Fei ZENG, may consult with Tianhua WU, and other members of the executive team and with legal counsel to determine whether the expenditure is allowed under local written laws of the country where the payment would be made.

4.              No payment may be made or approved without written confirmation from John Fei ZENG that the payment complies with this policy and approved by the workflow.

After a payment/promotional activity is approved through the above steps, the requestor must submit complete and detailed documentation as to when and where the payment is made, its form, and the name and position of the person receiving the payment or benefit to the appropriate accounting group where it will be recorded and maintained.

SECTION 3

AGENTS

At times the Company uses third parties and associated persons to perform services on our behalf.

In this Policy, these types of third parties and associated persons are referred to as “Agents”, and include:

•                  marketing agents and consultants;

•                  distributors and sales agents;

•                  government relations or business development consultants;

•                  customs agents, freight forwarders, shipping agents, and travel agents; and

•                  any other individuals or companies who may act on behalf of the Company or perform services for the Company.

Is the Company responsible for the actions of its Agents?

Yes, if we know or have reason to believe an Agent is making improper payments on the Company’s behalf, the Company may be held responsible for the Agent’s actions.  Therefore, it is important for each of us to be alert for signs that are often associated with bribery and corruption.  Such signs are called “red flags” and are discussed more fully below.  Acting with willful blindness by “looking the other way” or “burying your head in the sand” and ignoring red flags may be sufficient to establish knowledge.

Since the illegal or improper actions of Agents can have serious and detrimental consequences for the Company and its personnel, we require that our Agents comply with the principles in this policy and all applicable laws.

What is required prior to hiring an Agent?

The Company is committed to taking a proportionate and risk based approach to due diligence of its Agents.  Accordingly, before an Agent performs any services for the Company, the retention of such Agent must be approved by the Vice President. Ming Dong, or his or her designee.  Ming Dong or his or her designee will conduct a risk assessment and, if appropriate, due diligence into the Agent and its activities.  All Agent should complete the attached due diligence questionnaire (attached herein as Annex II) before such approval.  Anticorruption provisions should be included in any agreement with an Agent (attached herein as Annex III).  Any deviation from the standard provisions requires approval of the Legal Department.  Please contact the Legal Department for guidance regarding the retention of an Agent.

Employees with signature authority to approve contracts for Agents and payment to Agents must assure themselves that the documentation for such Agent has the vice president’s (or his or her designee’s) approval before approving such contracts and payments.

After the Agent is engaged, do I have any additional responsibilities?

Yes, if your job involves reviewing or approving invoices for Agents, you must verify that all charges are properly documented and legitimate.  In addition, you must always be aware of potential “red flags” and report these to the Legal Department.

What are examples of “Red Flags”?

Red flags are certain actions or facts which should alert a company that there is a high possibility of improper conduct by an Agent.  A red flag does not mean that something illegal has happened, but rather that further investigation is necessary.  Red flags are highly fact-dependent, but some examples of red flags are:

•                  an Agent has a position in a government agency, a state-owned company, enterprise, institution (including educational institution), or organization;

•                  an Agent is related to or recommended by a government official;

•                  invoices are not adequately documented or are higher than normal;

•                  a government official or their representative demands retention of a particular party or suggests that such retention will make it easier to obtain business;

•                  an Agent requests to be paid in cash or in a third country;

•                  an Agent has past convictions or charges for violating local laws;

•                  commissions, fees or bonuses that are out of proportion to the value of services rendered;

•                  refusal to agree to abide by the PRC Anti-Corruption Laws, the FCPA, the UKBA, applicable law or this Policy; or

•                  statements like “I don’t have experience in your industry, but I know the right people”.

SECTION 4

TRAINING, POLICY DISTRIBUTION, OVERSIGHT & REVIEW

Training

Each Company employee must participate in periodic Anti-Corruption Policy training jointly conducted by the Human Resources Department and the Legal Department.  The Human Resources Department will keep training attendance records.

Policy Distribution

All Company employees must receive and review a copy of this Policy.   You must sign the Employee Anti-Corruption Policy Certification (attached as Annex IV), certifying that you:

•                                           have received and reviewed the Policy;

•                                           agree to abide by the Policy; and

•                                           agree to report any potential violations to the Legal Department.

Review

The Legal Department, along with the Board of Directors, will review, on a regular basis, the implementation and effectiveness of the Company’s compliance and ethics program.  The Legal Department is also responsible for updating the Policy and training materials on a regular basis.

Annex I

Gift, Travel, or Entertainment Expense Pre-Approval

1. Name of recipient:

2. Official position of recipient:

3. Did the recipient request the benefit, or is it something to be offered?

4. How will the expenditure promote UP Fintech Holding Limited?

5. Is there a pending acquisition or license approval affecting UP Fintech Holding Limited over which the recipient has discretion? ☐ Yes ☐ No

Please explain:

6. Will the recipient’s supervisor/agency be informed of the benefit? ☐ Yes ☐ No

a. If not, why not?

7. What is the nature of the benefit(s) intended to be conveyed? [Note that benefits to family members and side trips are not permitted benefits.]

8. What is the itemized value of those benefits?

9. Has the official received another benefit within the last year from UP Fintech Holding Limited? If so, provide the date(s), value(s), and nature of the benefit(s).

10. Does the benefit violate local anti-corruption law?

11. Will the benefit be conveyed directly or will it be in the form of reimbursement to the official’s agency with receipts?

12. If not direct and not reimbursed to agency, will third party vendor (airline, hotel, etc.) receive our payment?

a. If yes, please detail.

13. What is the business purpose of the proposed expenditure? [Be as detailed as possible as to the business reason(s) for this request]

SUBMITTED BY:

X
Requesting Employee Signature	Requesting Employee Name (print)	Date

APPROVED BY: If approved, this completed Attachment Form A, along with detailed receipts, must be submitted by the requestor to an employee with Human Resources responsibilities.

X
Signature	Name (print)	Date

If approved, detailed receipts must be submitted by requestor to the appropriate accounting group, or the requestor’s supervisor.

Annex II

ANTI-CORRUPTION DUE DILIGENCE QUESTIONNAIRE

A representative of the Company should complete the following questionnaire and certification.  Please email a signed copy to                 at                                       .

Date

Name of Respondent

1		Company Information

	a)	General Information

		i.	Company Name

		ii.	Principal Contact

		iii.	Phone Number of Principal Contact

		iv.	Street Address (not P.O. Box)

		v.	Mailing Address (if different)

		vi.	Telephone Number

		vii.	Website

	b)	Business Information

		i.	Legal Status of Company (Partnership, Corporation, etc.):

		ii.	Date and Place of Establishment:

	iii.	Please describe the nature of the Company’s business.

	iv.	Does the Company have manufacturing facilities? If so, where are they located?

	v.	Is the Company or any affiliate an issuer of U.S. securities?

	vi.	Is the Company or any affiliate listed on a U.S. stock exchange? A non-U.S. stock exchange? If so, please provide listing information.

vii.

Does the Company have assets located in, or conduct business (either directly or through a partner or other third party) in any of the following countries: Belarus, Burma (Myanmar), Cuba, Cote d’Ivoire (Ivory Coast), Democratic Republic of Congo, Iran, Iraq, Libya, North Korea (DPRK), Somalia, Sudan, Syria, or Zimbabwe?

If so, please list each country, the nature of the business/asset, and the yearly revenue derived from the country.

c)	Ownership and Affiliates

As part of your response, please attach organizational charts showing the structure of the Company and its relationships with affiliates, if any.

	i.	If the Company is part of a corporate group, please provide the name of the ultimate parent and any interim companies (between the Company and parent).

	ii.	Please list the individual or corporate owners of Company.

Name Nationality Percent Ownership

	iii.	Please list the individual or corporate owners of the ultimate parent company.

Name Nationality Percent Ownership

		iv.	If the Company has other affiliates not included above, please provide their names.

	d)	Governmental Affiliations

i.

Is any principal, owner, officer, director, or executive of the Company or one of its affiliates also: a government official; a political party official; a candidate for political office; or employed by or affiliated with an entity that is owned, sponsored or controlled by the government—such as a health care facility, bank, utility, oil company, university or research institute?

If so, please list names, titles, and governmental positions.

ii.

Is any principal, owner, officer, director, or executive of the Company or one of its affiliates related to someone who is: a government official; a political party official; a candidate for political office; or employed by an entity that is owned, sponsored or controlled by the government—such as a health care facility, bank, utility, oil company, university or research institute?

No

If so, please list names, relationships, titles, and governmental positions.

2		Compliance Information

	a)	Anti-Corruption Compliance Training and Accountability:

As part of your response, please attach copies of any policies, procedures, or training materials on the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act, or any other issues related to ethics, bribery or corruption (collectively, “anti-corruption compliance”) referenced below.

		i.	Does the Company have stand-alone written anti-corruption compliance policies and procedures that are provided to employees?

		ii.	Does the Company provide training on anti-corruption compliance to employees?

		iii.	Does the Company have any procedures in place to monitor compliance with existing anti-corruption policies?

If “Yes,” please describe those procedures.

b)	Third Party Agents/Consultants/Representatives/Distributors (Third Parties)

	i.	Does the Company use any Third Parties in its business (other than international consulting, accounting, or law firms)?

ii.

Does the Company use any Third Parties as intermediaries to provide services to or interact with any: government official; political party official; candidate for political office; or entity that is owned, sponsored or controlled by the government—such as a health care facility, bank, utility, oil company, university or research institute?

If “Yes,” please list names, addresses and phone numbers of Third Parties used as intermediaries and describe the services each provides.

	iii.	Has the Company performed due diligence on these Third Parties?

	iv.	Does the Company provide stand-alone written anti-corruption compliance policies and procedures to any Third Parties working on the company’s behalf?

	v.	Does the Company provide training on anti-corruption compliance to any Third Parties working on the company’s behalf?

	vi.	Does the Company include references to anti-corruption compliance in written agreements with any Third Parties working on the company’s behalf?

c)	Legal Enforcement Proceedings

	i.	Has the Company or any of its affiliates been the subject of past or pending legal or regulatory enforcement proceedings?

	ii.	Has the Company or any of its affiliates ever been the subject of a criminal investigation, indictment or similar proceeding?

If “Yes,” please describe the matter and indicate whether a conviction was obtained.

ANNEX III

ANTICORRUPTION PROVISIONS

The Agent acknowledges and agrees that it is the written and established policy of UP Fintech Holding Limited and its affiliates (the “Company”) to comply fully with all applicable laws and regulations of the United States and all jurisdictions in which it does business.  The Agent warrants and represents that it has not taken and will not take any action that would constitute a violation, or implicate the Company in a violation, of any law of any jurisdiction in which it performs business, or of the United States, or of P.R. of China (“PRC”), including without limitation, the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act, anticorruption laws in P.R.C. and where applicable, legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials.

The Agent agrees to cooperate with reasonable compliance audit or inquiry by the Company.

ANNEX IV

EMPLOYEE ANTI-CORRUPTION POLICY CERTIFICATION
(TO BE COMPLETED BY ALL COMPANY EMPLOYEES)

This is to acknowledge that I have received, read and fully understand the Anti-Corruption and Business Conduct Policy (the “Policy”).  I agree to comply with all the rules contained therein. I agree to report any potential violations to the Company’s Legal Department.  I will participate in the Company’s anti-corruption training on an annual basis.  I understand that failure to comply with the Policy, the PRC anti-corruption laws, and other applicable anti-bribery laws may result in immediate termination and prosecution, with penalties including fines and/or imprisonment.  Should I have any questions regarding the Policy or find any deviations or violations, I will contact the Company’s Legal Department immediately.

Signature:

Name (print):

Company:

Department:

Date:

(The signed receipt must be returned to the Human Resources Department and filed in the employee’s personnel file.)

Delivery Instructions

•                  Upon initial roll-out of the Policy, all current employees should complete this certification and deliver to the Human Resources Department.

•                  New employees should complete this certification immediately upon hiring and deliver to the Human Resources Department.